Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Her Imports (the “Company”) on Form 10-Q for the periods ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Hall, Executive Chairman, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2017

/s/ Barry Hall
Barry Hall, Executive Chairman, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)